UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2015

CERES, INC.

(Exact Name of registrant as Specified in its charter)

Delaware	001-35421	33-0727287
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1535 Rancho Conejo Boulevard
Thousand Oaks, CA		91320
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (805) 376-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

As previously reported in a Current Report on Form 8-K filed on June 22, 2015, Ceres, Inc. (the “Company”), announced the continued realignment of its business to focus on food and forage opportunities and biotechnology traits for sugarcane and other crops. As part of the realignment, the Company undertook a restructuring of its Brazilian seed operations. The restructuring of the Company’s Brazilian seed operations, includes, among other actions, a workforce reduction that initially impacted 14 positions in Brazil primarily related to administration, operations and manufacturing as well as 2 support positions in the United States. The Company estimated that it would incur charges of approximately $0.6 million over the five- month period ending in October 2015 with respect to the initial workforce reductions in Brazil and the U.S., including $0.1 million in continuation of salary and benefits of certain employees until their work is completed and their positions are eliminated, and $0.5 million of one-time severance and other costs, all of which will be cash expenditures.

The Company is filing this amended Current Report on Form 8-K/A to report that as of August 19, 2015, the Company had initiated a further workforce reduction that impacted an additional 19 positions in Brazil. The Company estimates that it will incur additional charges of approximately $0.8 million over the next four months with respect to the additional workforce reductions in Brazil, including $0.1 million in continuation of salary and benefits of certain employees until their work is completed and their positions are eliminated, and $0.7 million of one-time severance and other costs, all of which will be cash expenditures.

The Company expects to save up to approximately $6.0 and $8.0 million in cash in fiscal 2016 as a result of restructuring its operations as described above. The restructuring of the Company’s Brazilian seed operations is expected to be substantially completed by December 31, 2015.

After full implementation of the restructuring plan, the Company’s Brazilian operations will be focused on sugarcane trait development activities for the Brazilian sugarcane market.

Forward Looking Statements

This Item 2.05 contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, including statements regarding the Company’s efforts to develop and commercialize its products and technologies, anticipated yields and product performance, status of crop plantings, short-term and long-term business strategies, market and industry expectations, future operating metrics, and future results of operations and financial position, including anticipated cost savings from the company's realignment plan and projected cash expenditures, are forward-looking statements. Such forward-looking statements represent the Company’s current expectations and are subject to known and unknown risks and uncertainties that could cause actual results, events or developments to be materially different from those indicated by such forward-looking statements, including, but not limited to, those discussed in Exhibit 99.1 of the Company’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on July 27, 2015. The Company undertakes no obligation to update publicly, except to the extent required by law, any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CERES, INC.

Date: August 20, 2015	By:	/s/ Paul Kuc
Name: Paul Kuc
Title: Chief Financial Officer